UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2022

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2022 (the “Effective Date”), Verastem, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”) and a lender, and Oxford Finance Credit Fund III LP, as a lender (“OFCF III” and together with Oxford, the “Lenders”), pursuant to which the Lenders have agreed to lend the Company up to an aggregate principal amount of $150.0 million in a series of term loans (the “Term Loans”), of which $50.0 million is subject to the Lender’s sole discretion.

Pursuant to the Loan Agreement, the Company received an initial Term Loan of $25.0 million on the Effective Date and may borrow an additional $125.0 million of Term Loans at its option upon the satisfaction of certain conditions as follows:

●	$15.0 million (the “Term B Loan”), upon the Company’s delivery to the Collateral Agent of satisfactory evidence that the Company has either (a) received the Regulatory Milestone Payment (as defined in the Secura Bio, Inc. (“Secura”) Asset Purchase Agreement dated August 10, 2020, between the Company, as seller, and Secura, as purchaser, in which the Company sold its exclusive worldwide license for the research, development, commercialization, and manufacture in oncology indications of products containing duvelisib) from Secura of $35.0 million which is due upon receipt of regulatory approval of COPIKTRA in the United States for the treatment of peripheral T-cell lymphoma (“PTCL”) or (b) received at least $50.0 million in unrestricted cash proceeds from the sale or issuance of equity securities after the Effective Date (the “Term B Milestones”). The Company may draw the Term B Loan within 60 days after the occurrence of one of the Term B Milestones, but no later than March 31, 2023.
●	$25.0 million (the “Term C Loan”), upon the Company’s delivery to the Collateral Agent of satisfactory evidence that the Company has received accelerated or full approval from the United States Food and Drug Administration (FDA) of VS-6766 for the treatment of low-grade serous ovarian cancer (“LGSOC”) (the “Term C Milestone”). The Company may draw the Term C Loan within 60 days after the occurrence the Term C Milestone, but no later than March 31, 2024.
●	$35.0 million (the “Term D Loan”), upon the Company’s delivery to the Collateral Agent of satisfactory evidence that the Company has achieved at least $50.0 million in gross product revenue calculated on a trailing six month basis (the “Term D Milestone”). The Company may draw the Term D Loan within 30 days after the occurrence of the Term D Milestone, but no later than March 31, 2025.
●	$50.0 million (the “Term E Loan”), at the sole discretion of the Lenders.

The proceeds from the Term Loans under the Loan Agreement may be used to satisfy the Company’s future working capital needs and to fund its general corporate purposes. In connection with the Loan Agreement, the Company granted the Collateral Agent a security interest in all of the Company’s personal property now owned or hereafter acquired, excluding intellectual property (but including the right to payments and proceeds of intellectual property), and a negative pledge on intellectual property.

The Term Loans will bear interest at a floating rate equal to (a) the greater of (i) the one-month CME Secured Overnight Financing Rate and (ii) 0.13% plus (b) 7.37%, which is subject to an overall floor and cap. Interest is payable monthly in arrears on the first calendar day of each calendar month. Beginning (i) April 1, 2024, if the Term B Loan is not made, (ii) April 1, 2025, if the Term B Loan is made, or (iii) April 1, 2026, if the Term B Loan is made and the Company has delivered to the Collateral Agent and Lenders satisfactory evidence that either (A) VS-6766 has received FDA approval for the treatment of LGSOC or (B) COPIKTRA has received FDA Approval for the treatment of PTCL, the Company shall repay the Term Loans in consecutive equal monthly payments of principal, together with applicable interest, in arrears. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on March 1, 2027.

The Company will be required to make a final payment of 5.0% of the original principal amount of the Term Loans that were drawn, payable at maturity or upon any earlier acceleration or prepayment of the Term Loans. The Company may prepay all, but not less than all, of the Term Loans, subject to a prepayment fee equal to (i) 3.0% of the principal amount of the applicable Term Loan if prepaid on or before the first anniversary date of the funding date of such Term Loan, (ii) 2.0% of the principal amount of the applicable Term Loan if prepaid after the first anniversary and on or before the second anniversary of the funding date of such Term Loan, and (iii) 1.0% of the principal amount of the applicable Term Loan if prepaid after the second anniversary of the applicable funding date of such Term Loan. All Term Loans will be subject to a facility fee of 0.5% of the principal amount.

The Loan Agreement contains no financial covenants. The Loan Agreement includes customary events of default, including, among others, payment defaults, breach of representations and warrants, covenant defaults, judgment defaults, insolvency and bankruptcy defaults, and a material adverse change. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement, termination of the Term Loan commitments and the right to foreclose on the collateral securing the obligations. During the existence of an event of default, the Term Loans will accrue interest at a rate per annum equal to 5.00% above the otherwise applicable interest rate.

The foregoing description is a summary of the material terms of the Loan Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2022, the Company reported financial results for the fourth quarter and full year ended December 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, Tim Barberich, retired from the Board of Directors (the “Board”) of the Company and from all committees of the Board. The resignation of Mr. Barberich is effective March 31, 2022, and is not the result of any disagreement with the Company.

On March 23, 2022, the Board completed a process to reclassify the membership of the Board’s three director classes into three classes of as equal size as possible. In order to achieve an equal apportionment of membership among the Board’s three classes of directors, the Board determined that one of its members should be reclassified from Class III (with a term expiring at the Company’s 2024 Annual Meeting of Stockholders) to Class II (with a term expiring at the Company’s 2023 Annual

Meeting of Stockholders). Accordingly, effective March 31, 2022, Lesley Solomon, a member of the Board, resigned from her position as a Class III Director, subject to and conditioned upon her immediate reappointment as a Class II Director. The Board accepted Ms. Solomon’s resignation and immediately reappointed her as a Class II Director, to serve in such capacity until the Company’s 2023 Annual Meeting of Stockholders or until her successor is duly elected and qualified, or her earlier death, resignation, or removal. The resignation and reappointment of Ms. Solomon was effected solely for the purpose of reclassifying the members of the Board into three classes of as equal size as possible, and for all other purposes, Ms. Solomon’s service on the Board is deemed to have continued uninterrupted. There were no changes to Ms. Solomon’s committee assignments or compensation as a non-employee director as a result of the resignation as a Class III Director and appointment as a Class II Director.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of March 25, 2022, among Verastem, Inc., as borrower, Oxford Finance LLC, as collateral agent and a lender, and Oxford Finance Credit Fund III LP, as a lender
99.1	Press release, dated March 28, 2022, regarding the Loan Agreement
99.2	Press release, dated March 28, 2022, regarding financial results
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: March 28, 2022	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer